EXHIBIT 99.1
Vanguard Reports First Quarter Results
NASHVILLE, Tenn. — November 8, 2010 — Vanguard Health Systems, Inc. (Vanguard) today announced results for the first quarter ended September 30, 2010.
Total revenues for the quarter ended September 30, 2010 were $913.9 million, an increase of $94.0 million or 11.5% from the prior year quarter. Patient service revenues increased $77.7 million from the prior year quarter. Health plan premium revenues increased $16.3 million or 8.0% from the prior year quarter. Patient service revenues were positively impacted by Vanguard’s August 1, 2010 acquisition of West Suburban Medical Center and Westlake Hospital, both located in the western suburbs of Chicago, Illinois in close proximity to our MacNeal Hospital. Same hospital patient service revenues increased $31.8 million or 5.2% during the quarter ended September 30, 2010 compared to the prior year quarter. The increase in health plan premium revenues was primarily attributable to an 8.9% increase in average membership in Phoenix Health Plan (PHP) during the current year quarter compared to the prior year quarter. Economic conditions in Arizona continue to increase the number of individuals eligible for coverage under the Arizona Health Care Cost Containment System (AHCCCS) and thus expand PHP’s membership.
Vanguard reported income from continuing operations of $2.1 million for the quarter ended September 30, 2010 compared to $3.0 million during the prior year quarter. During the quarter ended September 30, 2010, Vanguard’s net income attributable to Vanguard Health Systems, Inc. stockholders was $1.2 million compared to $1.5 million during the prior year quarter. The provision for doubtful accounts as a percentage of patient service revenues increased to 7.5% during the quarter ended September 30, 2010 compared to 6.0% during the prior year quarter. Total uncompensated care as a percentage of acute care services segment revenues (prior to charity and uninsured revenue deductions) was 17.5% during the quarter ended September 30, 2010 compared to 17.0% during the prior year quarter. In addition, Vanguard incurred $3.7 million of expenses associated with acquisitions during the current year quarter and had $7.6 million of additional net interest during the current year quarter as a result of its issuance of $225.0 million of additional 8.0% senior unsecured notes in July 2010 to fund future acquisitions.
Adjusted EBITDA for the quarter ended September 30, 2010 was $77.7 million, a 12.8% increase compared to the prior year quarter. A reconciliation of Adjusted EBITDA to net income attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with generally accepted accounting principles for the quarters ended September 30, 2009 and 2010 is included in the attached supplemental financial information.
The consolidated operating results for the quarter ended September 30, 2010 reflect a 7.4% increase in discharges and a 9.3% increase in adjusted discharges compared to the prior year quarter. On a same hospital basis, discharges and adjusted discharges increased 0.3% and 2.2%, respectively, during the current year quarter compared to the prior year quarter. For the quarter ended September 30, 2010, same hospital emergency room visits increased 3.9%, while same hospital inpatient surgeries and outpatient surgeries decreased 4.0% and 5.0%, respectively, compared to the prior year quarter. Economic weakness and consumer pessimism at both the national level and in the markets we serve continues to negatively impact demand for elective surgical procedures.

Cash flows from operating activities were $100.2 million for the current year quarter, a decrease of $21.5 million from the prior year quarter. Operating cash flows during the quarter ended September 30, 2010 were positively impacted by AHCCCS’ deferral of the June 2010 capitation and supplemental payments to PHP of approximately $62.0 million until July 2010. Operating cash flows during the current year quarter were negatively impacted by the timing of payments of accounts payable and interest compared to the prior year quarter. Vanguard makes interest payments on its new $1,175.0 million 8.0% senior unsecured notes in February and August of each year compared to April and October semi-annual required interest payments for its previous senior subordinated notes. Vanguard’s cash and cash equivalents balance was $471.8 million at September 30, 2010 compared to $257.6 million at June 30, 2010. Vanguard received $216.6 million proceeds from its issuance of additional 8.0% senior unsecured notes during July 2010. Vanguard issued the additional notes under the indenture governing the 8.0% senior unsecured notes previously issued as part of Vanguard’s comprehensive refinancing plan completed in January 2010.
On June 10, 2010, Vanguard entered into a definitive agreement to purchase Detroit Medical Center (DMC), which owns and operates eight hospitals in and around Detroit, Michigan with 1,734 licensed beds. Under the purchase agreement, Vanguard will acquire all of DMC’s assets (other than donor restricted and certain other assets) and assume all of its liabilities (other than its outstanding bonds and other certain liabilities). The cash purchase price, which we currently estimate to be approximately $391.0 million, depends upon the outstanding amount of debt and accrued interest to be repaid and the value of certain assets designated for debt retirement on the closing date. The acquisition is pending review and approval by the Michigan Attorney General and the completion of other regulatory processes. If such pending regulatory matters are resolved, Vanguard expects the DMC transaction to close by December 31, 2010.
During October 2010, Vanguard completed the purchase of certain assets and liabilities of the Arizona Heart Hospital and of the Arizona Heart Institute, both located in Phoenix, Arizona, for an aggregate purchase price of approximately $39.0 million. Vanguard expects these acquisitions to provide a platform upon which it can expand cardiology service offerings in the metropolitan Phoenix market.
Vanguard will host a conference call for investors at 11:00 am EST on November 9, 2010. All interested investors are invited to access a live audio broadcast of the call, via webcast. The live webcast can be accessed on the home page of Vanguard’s Web site at www.vanguardhealth.com by clicking on “First Quarter Webcast” or at http://visualwebcaster.com/event.asp?id=73288. If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s Web site www.vanguardhealth.com. To access the replay, click on the Latest News link on the Investor Relations page of www.vanguardhealth.com. The replay will be available via this link for one year.
Vanguard owns and operates 18 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets or to increase its presence in existing markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities Vanguard serves.
This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement its business strategies; Vanguard’s ability to successfully integrate recent and future acquisitions; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the currently unknown effect on us of the major federal healthcare reforms enacted by Congress in March 2010 or other potential additional federal or state healthcare reforms; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; the impacts of a prolonged economic recession and tightened credit and capital markets on Vanguard’s results of operations, financial position and cash flows including its ability to successfully service its debt and remain in compliance with debt covenants under its senior secured credit agreement; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; the availability and terms of capital to fund the expansion of Vanguard’s business; the geographic concentration of Vanguard’s operations; the technological and pharmaceutical improvements that increase the cost of providing healthcare services or reduce the demand for such services; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government reviews and investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.
Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition. Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Quarter ended September 30,
	2009		2010

Patient service revenues	$615.6	75.1%	$693.3	75.9%
Premium revenues	204.3	24.9	220.6	24.1

Total revenues	819.9	100.0	913.9	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation of $1.9 and $1.2, respectively)	312.7	38.1	354.8	38.8
Health plan claims expense	161.0	19.6	174.1	19.1
Supplies	110.8	13.5	121.0	13.2
Provision for doubtful accounts	37.2	4.5	51.8	5.7
Purchased services	46.7	5.7	51.0	5.6
Non-income taxes	14.2	1.7	16.2	1.8
Rents and leases	10.9	1.3	11.0	1.2
Other operating expenses	59.4	7.2	57.5	6.3
Depreciation and amortization	33.6	4.1	37.2	4.1
Interest, net	27.2	3.3	34.8	3.8
Other	1.1	0.1	4.8	0.5

Total costs and expenses	814.8	99.4	914.2	100.0

Income (loss) from continuing operations before income taxes	5.1	0.6	(0.3)	(0.0)
Income tax benefit (expense)	(2.1)	(0.3)	2.4	0.3

Income from continuing operations	3.0	0.4	2.1	0.2
Income (loss) from discontinued operations, net of taxes	(0.6)	(0.1)	0.1	—

Net income	2.4	0.3	2.2	0.2
Less: Net income attributable to non-controlling interests	(0.9)	(0.1)	(1.0)	(0.1)

Net income attributable to Vanguard Health Systems, Inc. stockholders	$1.5	0.2%	$1.2	0.1%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income Attributable to
Vanguard Health Systems, Inc. Stockholders
(In millions)

	Quarter ended September 30,
	2009	2010
Net income attributable to Vanguard Health Systems, Inc. stockholders	$1.5	$1.2
Interest, net	27.2	34.8
Income tax expense (benefit)	2.1	(2.4)
Depreciation and amortization	33.6	37.2
Non-controlling interests	0.9	1.0
Equity method income	(0.2)	(0.3)
Stock compensation	1.9	1.2
Monitoring fees and expenses	1.3	1.4
Acquisition related expenses	—	3.7
Discontinued operations, net of taxes	0.6	(0.1)

Adjusted EBITDA (1)	$68.9	$77.7

(1)	Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized holding loss on investments, acquisition related expenses, debt extinguishment costs, impairment loss and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In millions)

		(Unaudited)
	June 30,	September 30,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$257.6	$471.8
Restricted cash	2.3	2.5
Accounts receivable, net of allowance for doubtful accounts of approximately $75.6 and $83.8 at June 30, 2010 and September 30, 2010, respectively	270.4	292.9
Inventories	49.6	53.6
Deferred tax assets	21.9	13.7
Prepaid expenses and other current assets	119.2	67.6

Total current assets	721.0	902.1
Property, plant and equipment, net of accumulated depreciation	1,203.8	1,221.6
Goodwill	649.1	657.2
Intangible assets, net of accumulated amortization	66.0	69.3
Deferred tax assets, noncurrent	50.0	61.2
Investments in auction rate securities	19.8	19.3
Other assets	19.9	19.7

Total assets	$2,729.6	$2,950.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$194.8	$182.5
Accrued salaries and benefits	144.9	140.7
Accrued health plan claims and settlements	149.8	171.8
Accrued interest	41.4	26.8
Other accrued expenses and current liabilities	76.9	84.4
Current maturities of long-term debt	8.2	8.2

Total current liabilities	616.0	614.4
Professional and general liability and workers compensation reserves	83.6	87.9
Other liabilities	31.6	32.2
Long-term debt, less current maturities	1,743.8	1,959.0
Commitments and contingencies
Equity:
Vanguard Health Systems, Inc. stockholders’ equity:
Common stock	—	—
Additional paid-in capital	354.9	356.1
Accumulated other comprehensive loss	(2.5)	(2.5)
Retained deficit	(105.9)	(104.7)

Total Vanguard Health Systems, Inc. stockholders’ equity	246.5	248.9
Non-controlling interests	8.1	8.0

Total equity	254.6	256.9

Total liabilities and equity	$2,729.6	$2,950.4

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Quarter ended September 30,
	2009	2010
Operating activities:
Net income	$2.4	$2.2
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	0.6	(0.1)
Depreciation and amortization	33.6	37.2
Provision for doubtful accounts	37.2	51.8
Amortization of loan costs and accretion of principal on notes	7.1	1.9
Stock compensation	1.9	1.2
Deferred income taxes	1.7	(3.1)
Acquisition related expenses	—	3.7
Changes in operating assets and liabilities, net of the impact of acquisitions:
Accounts receivable	(39.5)	(59.7)
Inventories	(0.4)	(0.3)
Prepaid expenses and other current assets	10.3	53.1
Accounts payable	39.8	(15.9)
Accrued expenses and other liabilities	27.1	28.1

Net cash provided by operating activities — continuing operations	121.8	100.1
Net cash provided by (used in) operating activities — discontinued operations	(0.1)	0.1

Net cash provided by operating activities	121.7	100.2

Investing activities:
Acquisitions and related expenses	(1.5)	(49.5)
Capital expenditures	(33.8)	(44.6)
Proceeds from asset dispositions	0.1	—
Other	0.3	0.1

Net cash used in investing activities — continuing operations	(34.9)	(94.0)
Net cash used in investing activities — discontinued operations	(0.2)	—

Net cash used in investing activities	(35.1)	(94.0)

Financing activities:
Payments of long-term debt	(1.9)	(2.0)
Proceeds from debt borrowings	—	216.6
Payments related to derivative instrument with financing element	(2.7)	—
Payments of refinancing costs and fees	—	(5.5)
Distributions paid to non-controlling interests and other	(0.9)	(1.1)

Net cash provided by (used in) financing activities	(5.5)	208.0

Net increase in cash and cash equivalents	81.1	214.2
Cash and cash equivalents, beginning of period	308.2	257.6

Cash and cash equivalents, end of period	$389.3	$471.8

Net cash paid for interest	$7.7	$48.4

Net cash paid (received) for income taxes	$—	$(0.5)

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Quarter ended September 30, 2009
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$626.2	100.0%	$—	—%	$(10.6)	$615.6
Premium revenues	—	—	204.3	100.0	—	204.3

Total revenues	626.2	100.0	204.3	100.0	(10.6)	819.9

Salaries and benefits (excludes stock compensation)	302.3	48.3	8.5	4.2	—	310.8
Health plan claims expense(1)	—	—	171.6	84.0	(10.6)	161.0
Supplies	110.8	17.7	—	—	—	110.8
Provision for doubtful accounts	37.2	5.9	—	—	—	37.2
Other operating expenses	121.4	19.4	9.8	4.8	—	131.2

Total operating expenses	571.7	91.3	189.9	93.0	(10.6)	751.0

Segment EBITDA(2)	54.5	8.7	14.4	7.0	—	68.9
Less:
Interest, net	27.4	4.4	(0.2)	(0.1)	—	27.2
Depreciation and amortization	32.6	5.2	1.0	0.5	—	33.6
Equity method income	(0.2)	(0.0)	—	—	—	(0.2)
Stock compensation	1.9	0.3	—	—	—	1.9
Monitoring fees and expenses	1.3	0.2	—	—	—	1.3

Income (loss) from continuing operations before income taxes	$(8.5)	(1.4)%	$13.6	6.7%	$—	$5.1

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized holding losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) — (continued)
(In millions)

	Quarter ended September 30, 2010
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$704.1	100.0%	$—	—%	$(10.8)	$693.3
Premium revenues	—	—	220.6	100.0	—	220.6

Total revenues	704.1	100.0	220.6	100.0	(10.8)	913.9

Salaries and benefits (excludes stock compensation)	345.4	49.1	8.2	3.7	—	353.6
Health plan claims expense(1)	—	—	184.9	83.8	(10.8)	174.1
Supplies	121.0	17.2	—	—	—	121.0
Provision for doubtful accounts	51.8	7.4	—	—	—	51.8
Other operating expenses	125.2	17.8	10.5	4.8	—	135.7

Total operating expenses	643.4	91.4	203.6	92.3	(10.8)	836.2

Segment EBITDA(2)	60.7	8.6	17.0	7.7	—	77.7
Less:
Interest, net	35.1	5.0	(0.3)	(0.1)	—	34.8
Depreciation and amortization	36.1	5.1	1.1	0.5	—	37.2
Equity method income	(0.3)	(0.0)	—	—	—	(0.3)
Stock compensation	1.2	0.2	—	—	—	1.2
Monitoring fees and expenses	1.4	0.2	—	—	—	1.4
Acquisition related expenses	3.7	0.5	—	—	—	3.7

Income (loss) from continuing operations before income taxes	$(16.5)	(2.3)%	$16.2	7.3%	$—	$(0.3)

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized holding losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Quarter ended
	September 30,
CONSOLIDATED:	2009	2010	% Change
Number of hospitals at end of period	15	17
Licensed beds at end of period	4,135	4,490
Discharges	41,881	44,977	7.4%
Adjusted discharges	73,950	80,858	9.3
Adjusted discharges — hospitals	70,123	76,683	9.4
Average length of stay	4.11	4.15	1.0
Patient days	171,972	186,448	8.4
Adjusted patient days	303,654	335,188	10.4
Adjusted patient days — hospitals	287,938	317,881	10.4
Patient revenue per adjusted discharge	$8,145	$8,388	3.0
Patient revenue per adjusted discharge — hospitals	$8,236	$8,432	2.4
Inpatient surgeries	9,508	9,759	2.6
Outpatient surgeries	19,317	19,402	0.4
Emergency room visits	154,909	173,443	12.0%

Charity care and uninsured discounts as a percent of acute care segment revenues (prior to these discounts)	11.7%	10.9%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.3%	6.6%

Net patient revenue payer mix:
Medicare	24.3%	25.4%
Medicaid	7.7	7.4
Managed Medicare	14.6	14.8
Managed Medicaid	10.4	9.8
Managed care	35.0	33.9
Commercial	1.1	1.0
Self pay	6.9	7.7

Total	100.0%	100.0%

Discharges by payer:
Medicare	26.5%	27.7%
Medicaid	8.6	10.2
Managed Medicare	15.9	15.2
Managed Medicaid	15.3	14.9
Managed care	27.8	25.9
Commercial	0.5	0.4
Self pay	5.4	5.7

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Quarter ended
	September 30,
SAME HOSPITAL:	2009	2010	% Change
Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	4,032
Total revenues (in millions)	$819.9	$868.0	5.9%
Discharges	41,881	42,005	0.3
Adjusted discharges	73,950	75,592	2.2
Adjusted discharges — hospitals	70,123	71,572	2.1
Average length of stay	4.11	4.12	0.2
Patient days	171,972	172,976	0.6
Adjusted patient days	303,654	311,288	2.5
Adjusted patient days — hospitals	287,938	294,733	2.4
Patient revenue per adjusted discharge	$8,145	$8,395	3.1
Patient revenue per adjusted discharge — hospitals	$8,236	$8,452	2.6
Inpatient surgeries	9,508	9,128	(4.0)
Outpatient surgeries	19,317	18,343	(5.0)
Emergency room visits	154,909	160,880	3.9%

Charity care and uninsured discounts as a percent of acute care services segment revenues (prior to these discounts)	11.7%	10.6%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)	5.3%	6.2%

Net patient revenue payer mix:
Medicare	24.3%	24.4%
Medicaid	7.7	7.4
Managed Medicare	14.6	15.0
Managed Medicaid	10.4	9.9
Managed care	35.0	35.2
Commercial	1.1	0.9
Self pay	6.9	7.2

Total	100.0%	100.0%

Discharges by payer:
Medicare	26.5%	27.3%
Medicaid	8.6	8.8
Managed Medicare	15.9	16.0
Managed Medicaid	15.3	15.7
Managed care	27.8	26.3
Commercial	0.5	0.4
Self pay	5.4	5.5

Total	100.0%	100.0%

Contact:	Vanguard Health Systems, Inc. Gary Willis Senior Vice President and Chief Accounting Officer (615) 665-6098